Exhibit 10.2

PAYMENTUS HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

ARTICLE I
Purpose of Plan

The Board of Directors (the "Board") of Paymentus Holdings, Inc. (the "Company") adopted the Paymentus Holdings, Inc. 2012 Equity Incentive Plan (the "Plan") on October 11, 2012.  The Plan subsequently was amended on February 21, 2013, April 9, 2019, December 16, 2020, and May 15, 2021.  Officers, directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to participate in the Plan.  The Plan advances the best interests of the Company by providing those persons who have a substantial responsibility for its operation, administration, management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ or other service.  The availability and offering of stock options and restricted stock under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company and its Subsidiaries depends.

ARTICLE II
Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

"AKKR Stockholders" has the meaning set forth in the Stockholders Agreement.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall have the meaning set forth in a Participant's employment agreement, and in the absence of such employment agreement, means the occurrence of any of the following events, as determined in the good faith judgment of the Board: (i) the commission by a Participant of any felony or any act or omission involving fraud, dishonesty or moral turpitude; (ii) any act or omission by a Participant (including, without limitation, violations of applicable laws or regulations, acts of disloyalty to the Company or any of its Subsidiaries or affiliates, or professional misconduct) that results in, or would reasonably be expected to result in, material harm to the Company's or any of its Subsidiaries' or affiliates' business or reputation; (iii) the failure by a Participant to perform his or her material duties or comply with the material lawful instructions of the Board or the officer to whom such Participant reports, in each case which failure shall continue beyond a period of fifteen (15) days immediately after actual written notice thereof to such Participant by the Board or the officer to whom such Participant reports; (iv) the material breach, non-performance or non-observance of any of the terms of this Plan or any other agreement (including, without limitation, the Option Agreement and/or the Restricted Stock Agreement) (other than a breach, non-performance or non observance described in clause (v)), to which such Participant and the Company or any of its Subsidiaries or affiliates are parties, by such Participant, if such breach, non-performance or non-observance shall continue beyond a period of ten (10) days immediately after written notice thereof to such Participant by the Board or the officer to whom such Participant reports or (v) any material breach, non-performance or non-observance by a Participant of the terms of this Plan or any other agreement (including, without limitation, the Option Agreement and/or the Restricted Stock Agreement) relating to non-solicitation, confidential information or intellectual property.

"Change of Control" means (i) any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the AKKR Stockholders or their affiliates) in the aggregate acquire(s) (A) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (B) all or substantially all of the Company's assets determined on a consolidated basis or (ii) a Sale of the Company (as such term is defined in the Stockholders Agreement); provided, that a Public Offering shall not constitute a Change of Control.  Notwithstanding the foregoing, for Options or Restricted Stock that is subject to Section 409A of the Code, a transaction shall not constitute a Change of Control unless it also is a "change in the ownership or effective control of" or a "change in the ownership of a substantial portion of the assets" of the Company (in each case as determined under Section 409(a)(2)(A)(v) of the Code and the treasury regulations thereunder, as issued from time to time).

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the treasury regulations issued thereunder, from time to time.

"Committee" shall mean the Compensation Committee of the Board.

"Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

"Company" shall mean Paymentus Holdings, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Paymentus Holdings, Inc. as such term is defined in Section 424(f) of the Code.

"Disability" shall mean the inability, due to documented illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively such Participant's duties and obligations to the Company and its Subsidiaries or to participate effectively and actively in the management of the Company and its Subsidiaries for a period of at least 90 consecutive calendar days or for shorter periods aggregating at least 120 calendar days (whether or not consecutive) during any twelve-month period, as determined in the reasonable good faith judgment of the Board (and provided that the Board may select a doctor to verify such documented illness, accident, injury, physical or mental incapacity or other disability), but, solely for purposes of applying Sections 5.4 and 5.6 hereof to Limited Exercisability Options, only to the extent the Participant's condition is also a "Disability" with the meaning of Section 409(a)(2)(C) of the Code and the treasury regulations issued thereunder.

"Fair Market Value" of the Common Stock shall be determined, in good faith, by the Committee or, in the absence of the Committee, by the Board.

"Limited Exercisability Option" shall have the meaning set forth in Section 5.4.

"Options" shall have the meaning set forth in ARTICLE IV.

"Participant" shall mean any officer, director, consultant, employee, or advisor of the Company or any of its subsidiary corporations, as such term is defined in Section 424(f) of the Code, who has been selected to participate in the Plan by the Committee or the Board, provided that for purposes of this definition, any consultant or advisor will refer to any natural person engaged by the Company or any of its subsidiary corporations, as such term is defined in Section 424(f) of the Code, to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a consultant or advisor will include only those persons to whom the issuance of shares of Common Stock may be registered under Form S-8 promulgated under the Securities Act.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

"Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of capital stock of the Company.

"Restricted Stock" means the shares of Common Stock granted or issued pursuant to ARTICLE VI of this Plan, which remain subject to any substantial risk of forfeiture or restrictions on transfer set forth in the Restricted Stock Agreement among the parties thereto.

"Restricted Stock Agreement" shall have the meaning set forth in Section 6.4.

"Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

"Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 6, 2011, by and among the Company and the other parties signatory thereto, as the same may be amended or modified from time to time.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof or (B) such Person is a general partner, managing member of managing director of such partnership, limited liability company, or other business entity.

ARTICLE III
Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the

Plan shall be vested in and exercised by the Board.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant or issue Options (as defined in ARTICLE IV below) and/or Restricted Stock, as the case may be, to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options and/or Restricted Stock as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option and/or Restricted Stock granted hereunder, (vi) determine whether the Options and/or Restricted Stock comply with requirements of Section 409A of the Code, and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee's (and, as applicable, the Board's) determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

It is the Company's intent that (1) the Options (other than any Limited Exercisability Options) and Restricted stock not be treated as deferred compensation subject to the requirements of Section 409A of the Code and (2) the Limited Exercisability Options not be treated as deferred compensation that fails to comply with the requirements of Section 409A of the Code and, in each case, that any ambiguities in construction be interpreted in order to effectuate such intent.  Options (other than Limited Exercisability Options) and Restricted Stock issued under the Plan shall contain such terms as the Committee determines are appropriate to avoid the application of Section 409A of the Code, and Limited Exercisability Options issued under the Plan shall contain such terms as the Committee determines are appropriate to comply with the requirements Section 409A of the Code.  In the event that, after the issuance of an Option or Restricted Stock under the Plan, Section 409A of the Code or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may (but shall have no obligation to do so) amend or modify the terms of any such previously issued Option or Restricted Stock to the extent the Committee determines that such amendment or modification is necessary to (A) avoid the application of, in the case of the Options (other than any Limited Exercisability Option) and Restricted Stock and (B) comply with, in the case of the Limited Exercisability Option, Section 409A of the Code.

ARTICLE IV
Limitation on Aggregate Shares

The number of shares of Common Stock (i) with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof and (ii) issued as Restricted Stock shall not exceed, in the aggregate, 2,800,000 shares of Common Stock; provided that the type and the aggregate number of shares of Common Stock which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 7.4 below, and provided further that to the extent (x) any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, (y) any shares of Restricted Stock are forfeited, surrendered or relinquished to the Company, or (z) any shares of Restricted Stock or shares of Common Stock issued upon exercise of any Options are repurchased by the Company, such shares shall again be available under this Plan.  The shares of Common Stock available under this Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V
Options

5.1 Options.  The Committee may grant Options to Participants in accordance with this ARTICLE V.

5.2Form of Option.  Options granted under this Plan shall be nonqualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422(a) of the Code or any successor provision.

5.3Exercise Price.  The option exercise price per share of Common Stock shall be fixed by the Committee on the date of grant.

5.4Exercisability.  Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant; provided that, at the discretion of the Committee, the terms of any Option granted hereunder may specify that such Option shall be exercisable only upon the earlier of one or more of the following events (any such Option, a "Limited Exercisability Option"): (i) a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Participant, (ii) death of the Participant, and (iii) Disability of the Participant, (iv) the first day of the calendar year that includes the Expiration Date, or (v) a Change of Control; provided further that, with respect to Limited Exercisability Options that become exercisable pursuant to clause (i) of this Section 5.4 granted to a Participant who is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, then such Limited Exercisability Option shall become exercisable six months after the separation from service.

5.5Payment of Exercise Price.  Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the option exercise price.  Payment of the option exercise price shall be made in cash (including cashier's or certified check, bank draft or money order) or such other manner as determined by the Committee (if in accordance with policies approved by the Board).

5.6Conditions and Limitations on Exercise.  Options (other than the Limited  Exercisability Options) may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Option shall expire 180 days after the date of his or her death or Disability; (ii) if Participant resigns, his or her Option shall expire 90 days after the date of his or her resignation; (iii) if the Participant's employment (or, in the case of an Option granted to a non‑employee Participant, service) is terminated by the Company or its Subsidiaries without Cause, his or her Option shall expire 90 days after the date of such separation; and (iv) except to the extent required by applicable law, if the separation from service of a Participant is due to Participant being terminated by the Company or any of its Subsidiaries for Cause, such Participant's Option shall expire immediately.  Notwithstanding the foregoing, in no event shall an Option expire after the Expiration Date.

Limited Exercisability Options shall only be exercisable upon the earlier of one or more of the events described in the first proviso of Section 5.4 (each, an "Exercise Event") and then only in accordance with the following terms:

(i)if the first Exercise Event to occur is a Participant's separation from service, the Participant's Limited Exercisability Option may only be exercised (A), in the case of any Participant who is not a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, on the date that is the earlier of (I) the date that is 90 days (or such other number of days specified in the grant agreement) after the date of the Participant's separation from service and (II) the date a Change of Control occurs, and (B) in the case of a Participant who is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, on the date that is 6 months after the date of the Participant's separation from service;

(ii)if the first Exercise Event to occur is a Participant's death or Disability, the Participant's Limited Exercisability Option may only be exercised on the date that is the earlier of (A) the date that is 180 days (or such other number of days specified in the grant agreement) after the date of the Participant's death or Disability and (B) the date a Change of Control occurs;

(iii)if the first Exercise Event to occur is the date a Change of Control occurs, the Limited Exercisability Option may only be exercised on the date the Change in Control occurs; and

(iv)if the first Exercise Event to occur is the first day of the calendar year that includes the Expiration Date, the Limited Exercisability Option may be exercised at any time during the period beginning on the first day of the calendar year that includes the Expiration Date and ending on the Expiration Date.

Any Limited Exercisability Option that becomes exercisable and is not exercised in accordance with the foregoing provisions of this Section 5.6 shall immediately terminate.

5.7Option Agreement.  Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement"), which shall be signed by the Participant and by an authorized officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan and the Option Agreement (including, but not limited to (i) the right of the Company and such other Persons as the Committee shall designate to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant's termination of employment (or, in the case of an Option granted to a non‑employee Participant, service), (ii) restrictions on transfer, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

5.8Terms of Options.  The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.  Unless otherwise expressly set forth in the Option Agreement, or as otherwise determined by the Committee (or, in absence of the Committee, the Board) with approval of the AKKR Stockholders, all Options shall terminate and expire if unexercised on a Change of Control.

5.9Nontransferability.  A Participant's Options are personal to such Participant and are not transferable by such Participant other than by will or the laws of descent and distribution.  During a Participant's lifetime only Participant (or such Participant's guardian or legal representative) may exercise his or her Options.  In the event of a Participant's death, such Participant's Options may be exercised only (i) by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that such Participant was entitled hereunder at the date of such Participant's death.

5.10Normal Expirations of Options.  In no event shall any part of any Option be exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to Section 5.8 above.

ARTICLE VI
Restricted Stock

6.1Restricted Stock.  The Committee may authorize the granting or sale of shares of Restricted Stock to Participants in accordance with this ARTICLE VI.

6.2Sale of Restricted Stock.  Each such grant or sale of shares of Restricted Stock shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to distribution and other ownership rights, subject in each case to the substantial risk of forfeiture and restrictions on transfer set forth in the Restricted Stock Agreement.

6.3Consideration.  Each such grant or sale of shares of Restricted Stock may be made without additional consideration or in consideration of a payment by such Participant that is less than, equal to or greater than the Fair Market Value per share at the date of grant or sale, in each case as determined by the Committee.

6.4Restricted Stock Agreement.  All Restricted Stock issued hereunder to a Participant shall be embodied in a written agreement (a "Restricted Stock Agreement"), which shall be signed by the Participant and an authorized officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of this Plan and those prescribed in the Restricted Stock Agreement (including, but not limited to, (i) such Restricted Stock being subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period determined by the Committee, (ii) the right of the Company and such other Persons as the Committee shall designate to repurchase from each Participant, and such Participant's transferees, all Restricted Stock issued to such Participant in the event of such Participant's termination of employment or service or such other events as determined by the Committee, (iii) restrictions on transfer, (iv) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (v) any other terms and conditions which the Committee shall deem necessary and desirable).

ARTICLE VII
General Provisions

7.1Change of Control.  In the event of a Change of Control, the Committee may provide, in its sole discretion, that (i) the Options shall become immediately vested and exercisable by any Participants who are employed or engaged as a service provider by the Company at the time of the Change of Control and/or (ii) the Restricted Stock held by any Participants who are employed or engaged as a service provider by the Company at the time of the Change of Control shall become immediately vested.  Notwithstanding anything to the contrary contained herein, immediately prior to the consummation of a Change of Control, the Board may, with respect to any or all of the Options that are outstanding or Restricted Stock that is outstanding and unvested at such time, take any of the following actions in any combination (a) provide for the assumption, substitution or continuation of such Options or unvested Restricted Stock, (b) if the Fair Market Value of the underlying Common Stock as of the consummation of the Change of Control is less than the exercise price associated with a vested Option or if any Option or Restricted Stock award is not vested as of the Change of Control, unilaterally terminate all or any portion of such Option or Restricted Stock award for no consideration, and/or (c) as to any vested Options that are not assumed, substituted or continued pursuant to clause (a) or cancelled pursuant to clause (b), cancel such Awards in exchange for a payment of cash equal to the Fair Market Value of the underlying Common Stock as of the consummation of the Change of Control, minus the exercise price associated with respect to such vested Options.  Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Change in Control may apply to any payment to the holders of Options or Restricted Stock to the same extent and in the same manner as such provisions apply to the holders of Common Stock.  For clarity, all awards that are not exercised, assumed, substituted or continued will be canceled pursuant to clause (b) or clause (c) upon the consummation of a Change of Control.  Any actions taken pursuant to this Section 7.1 will be consistent with the requirements of Section 409A of the Code, and need not be uniform among Participants or their outstanding awards.

7.2Stockholders Agreement and Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a joinder to the Stockholders Agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish.  The Stockholders Agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by the Stockholders Agreement or other documentation.  The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

7.3Listing, Registration and Compliance with Laws and Regulations.  Options and Restricted Stock shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Restricted Stock or shares subject to the Options, as the case may be, upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options, the issuance or purchase of shares thereunder or the issuance of Restricted Stock, no Options and/or Restricted Stock may be granted, exercised or issued, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The holders of such Options and/or Restricted Stock shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.  In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the Restricted Stock, or the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.  If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

7.4Withholding of Taxes.  The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options or as Restricted Stock, and the Company may defer such issuance unless indemnified to its satisfaction.  In the event that the Company or its affiliates does not make such deductions or withholdings, such Participant shall indemnify the Company and its affiliates for any amounts paid or payable by the Company or any of its affiliates with respect to any such taxes, together with any interest, penalties and additions to tax and any related expenses thereto. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligations, in whole or in part by such methods as the Committee shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or shares of Common Stock having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion, (c) delivering to the Company already-owned shares of Common Stock having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine, in each case, provided the delivery of such shares of Common Stock will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, (d) selling a sufficient number of shares of Common Stock otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Committee may determine to the extent permitted by applicable laws, or (f) any combination of the foregoing methods of payment.  The amount of the withholding obligation will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Committee may determine if such amount would not have adverse accounting consequences, as the Committee determines in its sole discretion.  The fair market value of the shares of Common Stock to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

7.5Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee will make such adjustments in the number and type of shares authorized by the Plan and available for issuance hereunder, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable (and such adjustment shall in no event be considered an amendment or modification of the Plan or any Options hereunder), taking into consideration the requirements of Section 409A of the Code.

7.6Rights of Participants.  Nothing in this Plan or in any Option Agreement or Restricted Stock Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or other service at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ or other service of the Company for any period of time or to continue his or her present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement or Restricted Stock Agreement, in the event of any Participant's termination of employment or other service (including, but not limited to, the termination by the Company without Cause) any portion of such Participant's Option or Restricted Stock that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination.  No employee or other service provider shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

7.7Amendment, Suspension and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and provided further, that no such amendment, suspension or termination shall adversely affect the rights of any Participant (i) under outstanding Options without the consent of either such Participant or a majority (based on the number of Option Shares (as defined in the Option Agreement) held) of the Participants affected thereby or (ii) under outstanding Restricted Stock without the consent of either such Participant or a majority (based on the number of shares of Restricted Stock held) of the Participants affected thereby.  No Options or Restricted Stock shall be granted or issued hereunder after the tenth anniversary of the adoption of the Plan.

7.8Amendment, Modification and Cancellation.

(a)Options.  The Committee may amend or modify the terms of any Option or Option Agreement in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall adversely affect the rights of any Participant under any outstanding Option without the consent of either such Participant or a majority (based on the number of Option Shares (as defined in the Option Agreement) held) of the Participants affected thereby.  With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

(b)Restricted Stock.  The Committee may amend or modify the terms of any Restricted Stock or Restricted Stock Agreement in any manner to the extent that the Committee would have had the authority under the Plan initially to issue such Restricted Stock; provided that no such amendment or modification shall impair the rights of any Participant under any outstanding Restricted Stock without the consent of either such Participant or a majority (based on the number of shares of Restricted Stock held) of the Participants affected thereby.

7.9Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted or shares of Restricted Stock issued hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 7.9 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

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PAYMENTUS HOLDINGS, INC.

18390 NE 68th St.
Redmond, WA 98052

[INSERT DATE]

«Full_Name»

«Address_Line_1»

«Address_Line_2»

Re:	Paymentus Holdings, Inc.

Grant of Nonqualified Stock Option

Dear «First_Name»:

In accordance with this letter agreement (the "Agreement"), the Company is pleased to advise you that on [INSERT DATE] (the "Grant Date") the Company granted to you a stock option (an "Option"), as provided below, under Paymentus Holdings, Inc.'s 2012 Equity Incentive Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference.  The Option has been granted, and the Option Shares will be issued, pursuant to a "compensatory benefit plan" within the meaning of such term under Rule 701 of the Securities Act of 1933, as amended.

1.Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" shall have the meaning set forth in the Stockholders Agreement.

"AKKR Stockholders" shall have the meaning set forth in the Stockholders Agreement.

"Company" shall have the meaning set forth in the Plan.

"Base Rate" means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the "prime rate" at large U.S. money center banks.

"Family Group" means a Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

"Investor" shall mean Accel-KKR Capital Partners III, LP, a Delaware limited partnership, or its designee.

"Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.  Option

Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or the Investor and, to the extent that you are permitted to transfer Option Shares pursuant to Section 15 or 17 hereof, purchasers pursuant to a Public Offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

"Public Sale" means any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

"Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 6, 2011, by and among the Company and the other parties signatory thereto, as the same may be amended or modified from time to time.

"Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

2.Option.

(a)Terms.  Your Option is for the purchase of up to «Option_Shares» Option Shares at a price per share of $[INSERT EXERCISE PRICE] (the "Exercise Price"), payable upon exercise as set forth in Section 2(b) below.  Your Option shall expire at the close of business on the tenth anniversary of the Grant Date (the "Expiration Date"), subject to earlier expiration as provided herein.  Your Option is not intended to be an "incentive stock option" within the meaning of Section 422(a) of the Code.

(b)Payment of Option Price.  Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired.  Payment shall be made in cash (including cashier's or certified check, bank draft or money order) or such other manner as determined by the Committee (if in accordance with policies approved by the Board).

3.Exercisability/Vesting. Your Option may be exercised only to the extent it has become vested.  Your Option shall vest and become exercisable (i) with respect to 20% of your Option Shares (rounded to the nearest whole share) on the first anniversary of «Vesting_Start_Date» and (ii) thereafter at the end of each monthly period (the first such period beginning on the first anniversary of «Vesting_Start_Date») with respect to one and 6,667/10,000 percent (1.6667%) of the Option Shares (rounded to the nearest whole share), in each case if and only if, you are, and have been, continuously employed by the Company from the date of this Agreement through such date.  For the avoidance of doubt, the number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to serve as an employee of the Company or its Subsidiaries.

4.Expiration of Option.

(a)Normal Expiration.  In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 2(a) above.

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(b)Early Expiration Upon Termination of Employment.  In the event you cease to be employed by the Company or any of its Subsidiaries for any reason (a "Separation"), any portion of your Option that was not vested and exercisable on the date of the Separation shall expire and be forfeited without payment of any kind on such date, and any portion of your Option that was vested and exercisable on the date of the Separation shall expire and be forfeited without payment of any kind as follows: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 180 days from the date of your death or from the date of Separation by reason of your Disability, but in no event after the Expiration Date, (ii) if you resign, the portion of your Option that is vested and exercisable shall expire 90 days from such date of termination, but in no event after the Expiration Date, (iii) if your employment is terminated by the Company or its Subsidiaries without Cause, the portion of your Option that is vested and exercisable shall expire 90 days from such date of termination and (iv) except to the extent required by applicable law, if your employment is terminated by the Company or any of its Subsidiaries for Cause, the portion of the Option that is vested and exercisable shall expire immediately.

(c)Expiration on Change of Control.   In the event of a Change of Control, any portion of your Option which has not been exercised prior to or in connection with the Change of Control shall expire and be forfeited and cancelled, unless otherwise determined mutually by the Board and the Investor in their sole discretion.

5.Procedure for Exercise.  You may exercise all or any portion of your Option, to the extent it has vested and is exercisable pursuant to Section 3 (subject to Section 4) above, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgement that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 2(b) above.  As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.  In addition, if requested mutually by the Board and the Investor (in their sole discretion) as a condition to any exercise of your Option, you may be required to duly execute a joinder to the Stockholders Agreement, in form and substance satisfactory to the Company and the Investor.

6.Code Section 409A Compliance.

(a)The permitted exercise of your Option specified in Sections 3, 4 and 5 are intended to comply with the provisions of Section 409A(a)(2) of the Code.  The Company may reduce or expand the period of time following an event in which the vested portion of your Option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Section 409A(a)(2) of the Code.  In addition, the Company may (but shall be under no obligation to) make any other changes to this Agreement it determines are necessary to comply with the provisions of Section 409A(a)(2) of the Code.

(b)You hereby agree and acknowledge that neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409 of the Code to your Option and, by the acceptance of your Option, you agree to accept the potential application of Section 409A of the Code to your Option and the other tax consequences of the issuance, vesting, ownership, modification, adjustment, exercise and disposition of your Option.  You agree to hold harmless and indemnify the Company from any adverse tax consequences to you with respect to your Option, any withholding or other tax obligations of the Company with respect to your Option, and from any action or inaction or omission of the Company pursuant to the Plan or otherwise that may cause your Option to fail to comply with or become subject to Section 409A of the Code.

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7.Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.  You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others.  You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.  You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.  You further understand that, prior to the exercise of your Option, you will have an opportunity to ask questions and receive answers concerning the terms of the Option Shares, and will have the opportunity to review a copy of the Company's Certificate of Incorporation.

8.Non‑Transferability of Option.  Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution.  During your lifetime only you (or your guardian or legal representative) may exercise your Option.  In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

9.Conformity with Plan.  Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

10.Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue your present (or any other) rate of compensation, and in the event of your separation of service with the Company or any of its Subsidiaries (including, but not limited to, separation of service by the Company or any of its Subsidiaries without Cause) any portion of your Option that was not previously vested and exercisable shall be forfeited.  Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in Section 12 below.

11.Withholding of Taxes.  The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company or any of its Affiliates to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company or any of its Affiliates with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.  In the event that the Company or its Affiliates does not make such deductions or withholdings, you shall indemnify the Company and its Affiliates for any amounts paid or payable by the Company or any of its Affiliates with respect to any such taxes, together with any interest, penalties and additions to tax and any related expenses thereto.

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12.Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee may make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option (including the issuer thereof in the case of a merger, consolidation or exchange in which the surviving entity or a parent thereof assumes or replaces all or a portion of the outstanding Options) and the Exercise Price specified herein as may be determined by the Board or the Committee to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option, taking into account the requirements of Section 409A of the Code.  The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

13.Right to Purchase Option Shares Upon Your Separation of Service.

(a)Repurchase of Option Shares.  If your Separation shall occur for any reason (the date on which such separation of service occurs being referred to as the "Separation Date"), all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, will be subject to repurchase, at the price determined in accordance with the provisions of Section 14 hereof, in each case by the Company and the Investor pursuant to the terms and conditions set forth in this Section 13 (the "Repurchase Option").

(b)Repurchase by Company.  The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within 181 days after the Separation Date.  The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice.  If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

(c)Repurchase by the Investor.  If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option prior to 181 days following the Separation Date, then the Investor shall be entitled to exercise the Repurchase Option in the manner set forth in Section 13(a) for all or any portion of the number of Option Shares the Company has not elected to purchase (the "Available Shares").  As soon as practicable after the Company has determined that there are Available Shares, but in any event within 181 days after the Separation Date, the Company shall deliver written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for each Available Share.  The Investor may elect to purchase any number of Available Shares by delivering written notice to the Company within 30 days after the Option Notice has been given by the Company.  As soon as practicable, and in any event within ten days after the expiration of such 30‑day period set forth above, the Company shall notify you and any other holder(s) of Option Shares as to the number of Option Shares being purchased from you by the Investor (the "Supplemental Repurchase Notice").  At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Option Shares, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

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(d)Closing of Repurchase of Option Shares.  The closing of the purchase of Option Shares pursuant to this Section 13 shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 30 days nor less than 5 days after the delivery of the later or either such notice to be delivered.  At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in Section 14(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers.  Any purchaser of Option Shares under this Section 13 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares and to require all sellers' signatures to be guaranteed by a national bank or reputable securities broker.

(e)Deemed Repurchase.  Upon delivery of the Repurchase Notice or Supplemental Repurchase Notice, as applicable, then from and after such time, the holder of such Option Shares from whom such securities are to be purchased shall cease to have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with Section 14 below), and such securities shall be deemed purchased in accordance with the applicable provisions hereof and the purchaser thereof shall be deemed the owner (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Option Shares has been delivered as required by this Agreement.

14.Purchase Price for Option Shares.

(a)Purchase Price.  In the event that your separation of service with the Company and its Subsidiaries is effected by your separation of service due to termination by the Company without Cause, the purchase price for each Option Share shall be the Fair Market Value thereof as of the Separation Date. In the event that your separation of service with the Company and its Subsidiaries is effected by your separation of service due to your death or Disability, the purchase price for each Option Share shall be the greater of (i) the exercise price paid by you for such Option Share and (ii) the Fair Market Value thereof as of the Separation Date.  In the event that your separation of service with the Company and its Subsidiaries is effected by a separation of service for any other reason (including your resignation or termination by the Company for Cause), the purchase price for each Option Share shall be the lesser of (i) the exercise price paid by you for such Option Share and (ii) the Fair Market Value thereof as of the Separation Date.

(b)Manner of Payment.  If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such Option Shares by first offsetting amounts outstanding under any bona fide debts owed by you to the Company or any of its Subsidiaries, with the balance to be paid by delivery of a check or wire transfer of funds to the extent such payment would not cause the Company or any of its Subsidiaries to violate the General Corporation Law of the State of Delaware and would not cause the Company or any of its Subsidiaries to breach any agreement to which it is a party relating to indebtedness for borrowed money or other material agreement (including any restricted payment covenant prohibiting direct or indirect distributions to the Company in order to effectuate such repurchase) (each such restriction, a "Restricted Payment Covenant").  If any such Restricted Payment Covenants prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the time periods provided in  Section 13 shall be tolled, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.  In addition, if any such Restricted Payment Covenant prohibits the repurchase of Option Shares hereunder with a check or wire transfer of funds, or if the Company otherwise does not have sufficient available cash as determined by the Board, then the Company may make such repurchase of Option Shares with a three-year junior subordinated note payable on the earlier to occur of maturity and the consummation of a Sale of the Company, bearing interest (payable at maturity or upon the consummation of a Change of Control, as the case may be) at a simple rate per annum equal to the Base Rate in effect on the Separation Date (a "Junior Subordinated Note").  Any Junior Subordinated Note issued by the Company pursuant to

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this Section 14(b) shall be subject to any Restricted Payment Covenants and any subordination provisions required by the Company's and its Subsidiaries' senior and subordinated lenders and may be prepaid without premium or penalty at the election of the Company to the extent permitted by the Company's and its Subsidiaries' loan agreements and related documents with the Company's and its Subsidiaries' senior and subordinated lenders.  If the Investor elects to purchase all or any portion of the Available Shares, the Investor shall pay for that portion of such Available Shares by check or wire transfer of funds.

15.Restrictions on Transfer.

(a)Transfer of Option Shares.  You shall not Transfer any interest in any Option Shares without the consent of the Board and the Investor, except pursuant to (i) the provisions of Section 13 hereof, (ii) an Approved Sale (as defined below in Section 17), (iii) the provisions of Section 15(b) below or (iv) a Public Sale.

(b)Certain Permitted Transfers.  The restrictions in this Section 15 will not apply with respect to any Transfer of Option Shares made pursuant to applicable laws of descent and distribution or to such Person's legal guardian in the case of any mental incapacity or among such Person's Family Group; provided that the restrictions contained in this Section 15 shall continue to be applicable to the Option Shares after any Transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement and, if requested by the Investor, the Stockholders Agreement.  Upon the transfer of Option Shares pursuant to this Section 15(b), you shall deliver a written notice (a "Transfer Notice") to the Company, which Transfer Notice shall disclose in reasonable detail the identity of the transferee of Option Shares pursuant to a Transfer in accordance with the provisions of this Section 15(b).

(c)Termination of Restrictions.  The restrictions on the Transfer of Option Shares set forth in this Section 15 shall continue with respect to each Option Share until the earlier of (i) the date on which such Option Share has been transferred in a Public Sale, (ii) the consummation of an Approved Sale or (iii) after the date on which such Option Shares has been transferred to the Company or the Investor pursuant to Section 13 above.

16.Additional Restrictions on Transfer.

(a)Restrictive Legend.  The certificates representing the Option Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF [________________ __], [____], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND [OPTIONEE NAME] DATED AS OF [________________ __], 20__, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

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(b)Opinion of Counsel.  You may not Transfer any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

(c)Change of Control.  If the AKKR Stockholders approve, or notify the Company of the AKKR Stockholders' desire to pursue (or initiate a process that could lead to), a Change of Control (an "Approved Sale"), you shall vote for, consent to and raise no objections against, and shall not make any claim with respect to or take any action which is reasonably likely to hinder or cause an adverse affect on, such Approved Sale, regardless of the consideration being paid in such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, you shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) sale of stock, you shall agree to sell up to all of your Option Shares on the terms and conditions approved by the AKKR Stockholders or (iii) as a sale of assets, you will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom in accordance with the Company's Certificate of Incorporation as approved by the AKKR Stockholders. The Company and you, as applicable, shall promptly take all actions necessary, reasonably desirable or otherwise requested by the AKKR Stockholders in connection with the pursuit or consummation of an Approved Sale in order to expeditiously consummate such Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Transfer), including (A) if requested by the AKKR Stockholders, retaining investment bankers and other advisors selected by the AKKR Stockholders; (B) participating in management meetings and preparing pitchbooks and confidential information memorandums, (C) executing, acknowledging and delivering transfer agreements, sale agreements, escrow agreements, consents, assignments, releases, waivers and other documents or instruments which in each case are no more burdensome than those executed by the AKKR Stockholders (it being acknowledged and agreed that you may be required, in connection with the pursuit or consummation of an Approved Sale, to enter into confidentiality, non-competition, non-solicitation and non-hire provisions approved by the Board); (D) furnishing information and copies of documents; (E) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; (F) providing assistance with legal, accounting, tax, financial, benefits and other forms of due diligence; and (G) otherwise fully and willingly cooperating with the AKKR Stockholders (who shall control all decisions in connection with such Approved Sale (including the hiring or terminating of any investment bank or other professional advisor(s))), the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Approved Sale and their respective representatives. For the avoidance of doubt and without limiting the foregoing, (a) your obligations with respect to an Approved Sale shall not in any way be limited or otherwise affected by the amount, nature, form or terms of the consideration to be paid in any Approved Sale, even if such Approved Sale results in no consideration being paid or payable to you and (b) in connection with an Approved Sale, you may be required to execute a release of all legal claims (including, without limitation, claims against the Company, its directors, the AKKR Stockholders and the buyer in an Approved Sale) relating to their interest in the Company (whether in connection with, prior to or subsequent to such Approved Sale).  In addition, if you receive securities in lieu of such cash consideration in such Approved Sale (i.e. a rollover transaction), the value of such rollover securities will be determined by the Board and the AKKR Stockholders (it being understood that in order to, among other things, facilitate a "rollover" of equity in connection with an Approved Sale, you may (and may be required to) receive securities in lieu of cash consideration and such determination may be made by the AKKR Stockholders on a Stockholder (as defined in the Stockholders Agreement) by Stockholder basis).  You may be obligated to make representations with respect to your shares of capital stock and your authority and ability to enter into the Approved Sale and other customary representations about yourself (as requested by the AKKR Stockholders or the Company) (the "Individual Reps"), and shall be required to provide indemnification in respect of, among other things, any representation made by the Company or its Subsidiaries and/or any

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employee of the Company or its Subsidiaries and/or made by any Stockholder in respect of the Company, its Subsidiaries or their respective businesses, operations, conditions, prospects or the like to the extent the AKKR Stockholders similarly provide such representations about such AKKR Stockholders and such indemnification. You will be obligated to join on a pro rata basis in any purchase price adjustments, indemnification or other obligations that the sellers of Stockholder Shares (as defined in the Stockholders Agreement) are required to provide in connection with an Approved Sale (other than any such obligations that relate solely to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares, in respect of which only such Stockholder will be liable). Notwithstanding anything to the contrary contained herein, in the AKKR Stockholders' sole discretion, the proceeds with respect to an Approved Sale (if any) may be withheld from each seller of such Stockholder Shares on a pro rata basis pending the execution of such documents or posting of security as the AKKR Stockholders deem necessary to cover any purchase price adjustments, indemnification or other obligations of the Company or such seller of Stockholder Shares (as defined in the Stockholders Agreement).

(d)Notwithstanding anything to the contrary herein, if the AKKR Stockholders agree to joint and several indemnification with respect to such Approved Sale, you shall agree to such joint and several indemnification as well, and in such event you shall enter into a contribution or similar agreement acceptable to the AKKR Stockholders pursuant to which you agree to contribute amounts to each other Stockholder such that each Stockholder's liability with respect to such indemnification obligations (other than with respect to any Individual Reps that relate solely to a particular Stockholder, such as in respect of which only such Stockholder will be liable) for breaches of representations and warranties will not exceed the lesser of (i) the aggregate amount of consideration received by such Stockholder in connection with or pursuant to such Approved Sale or (ii) such Stockholder's pro rata share of such obligations.

(e)Purchaser Representative.If either the Company or the holders of the Company's securities enter into a negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company.  If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

(f)Costs.You will bear your pro rata share of the costs of any sale of such Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares participating in such Approved Sale and are not otherwise paid by the Company or the acquiring party. Costs incurred by you on your own behalf will not be considered costs of the transaction hereunder; it being understood that the fees and disbursements of one counsel chosen by the AKKR Stockholders will be deemed for the benefit of all holders of Stockholder Shares participating in such Approved Sale.

(g)If you fail to deliver any certificates representing your Option Shares as required by this Section 16, or in lieu thereof, a customary affidavit attesting to the loss or destruction of such certificate(s), you (i) will not be entitled to the consideration that such holder would otherwise receive in the Approved Sale or Recapitalization (as defined in the Stockholders Agreement) until you cure such failure (provided that, after curing such failure, you will be so entitled to such consideration without interest), (ii) will be deemed, for all purposes, no longer to be a Stockholder of the Company and will have no voting rights, (iii) will not be entitled to any dividends or other distributions declared after the Approved

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Sale or Recapitalization with respect to the Stockholder Shares held by you, (iv) will have no other rights or privileges granted to Stockholders under this Agreement or any future agreement and (v) in the event of liquidation of the Company, your rights with respect to any consideration that you would have received if you had complied with this Section 16, if any, will be subordinate to the rights of any equity holder.

(h)Subject to Section 25, the provisions of this Section 16 will terminate on the first to occur of (i) the consummation of a Public Sale, and (ii) the consummation of an Approved Sale.

17.Power of Attorney.  You (i) hereby irrevocably constitute, appoint and grant the Investor or its designee with full power to act as your true and lawful representative and attorney-in-fact (the "Representative"), in your name place and stead for all purposes in connection with such Approved Sale (including granting to the Representative the full power and authority in connection with such Approved Sale to enforce any benefit or entitlement of yours, resolve any potential indemnification claims or other disputes on behalf of all Stockholders, execute and deliver all amendments, waivers, releases, and other documents, necessary, proper, required, contemplated or deemed advisable by the Representative, receive and distribute funds (including in making payments of expenses) and receiving notices, in each case, for and on behalf of you in connection with any Approved Sale)or any Public Sale, vote of the Stockholders or any other act of the Stockholders required by the Stockholders Agreement and (ii) appoint Investor or its designee as your true and lawful proxy and attorney in fact with full power of substitution, to vote all of your Option Shares in the manner required by the Stockholders Agreement.  The Investor (or its designee) may exercise the irrevocable proxy and its authority as Representative granted to it hereunder at any time regardless of whether you have complied with your obligations under this Agreement, provided that the ability of the Investor (or its designee) to take actions on behalf of you pursuant to its irrevocable proxy and authority as Representative shall not relieve you of your obligation to take such actions directly on your own behalf.   The proxies and powers (including the authority to act as Representative) granted by you pursuant to this Section 17 are coupled with an interest and are given to secure the performance of your obligations under this Agreement.  Such proxies and powers (including the authority to act as Representative) shall be irrevocable for the term set forth in this Section 17, and shall survive your death, incompetency, disability or bankruptcy and your subsequent holders of your Option Shares.  The provisions of this Section 17 will terminate on the first to occur of (i) the consummation of a Public Sale, and (ii) the consummation of an Approved Sale.

18.Holdback Agreement.  You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten registration, except as part of such underwritten registration if otherwise permitted.

19.Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Option Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Option Shares as the owner of such shares for any purpose.

20.Not an Employment Agreement.  You and the Company acknowledge and agree that this Agreement is not intended and should not be construed to define the terms of your employment with the Company or any of its Subsidiaries.

21.Interference with Relationships. You hereby agree that during the term of your employment with the Company and its Subsidiaries and for two (2) years after the separation of service with the Company and its Subsidiaries for any reason whatsoever, you shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, without the prior written consent of the Board: (i) perform services in any capacity (whether with

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or without compensation) in any business that the Company or any of its Subsidiaries conducts or has specific plans to conduct as of the date of your separation of service in any geographic area in which the Company or any its Subsidiaries conducts such business, or is actively planning to conduct such business, as of the Separation Date or that otherwise competes with the Company or its Subsidiaries in any geographical areas in which the Company or its Subsidiaries engage in business; provided, however, that ownership of less than 2% of the outstanding stock of any publicly traded company shall not by itself be deemed to be a violation of this provision, (ii) recruit, hire or solicit for employment or engagement, any person who is (or was within one (1) year of the date such solicitation commences or occurs, as the case may be) employed or engaged by the Company or any of its Subsidiaries, or otherwise seek to influence or alter any such person's relationship with the Company or any of its Subsidiaries, or (iii) solicit, contact, or attempt to solicit or contact, or conduct business with (A) any client or customer doing business with the Company or any of its Subsidiaries, as of the Separation Date or within the one (1) year period prior to such Separation Date or (B) any prospective client or customer of the Company or any of its Subsidiaries whom or which is a prospective client of the Company or any such Subsidiary as of the date of your Separation Date.

22.Confidential Information.  During the term of your employment with the Company and its Subsidiaries and thereafter, you shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available or disclose to any third party or use for the benefit of himself or herself or any third party, any Confidential Information.  "Confidential Information" shall mean any trade secret or information relating to the business or affairs of the Company and its Subsidiaries, including, without limitation, information relating to financial statements, customer identities, potential customers, employees, suppliers, potential acquisition targets, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company or any of its Subsidiaries in connection with the Company's and its Subsidiaries' business; provided, however, that Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of you.  You agree to deliver to the Company at your separation of service, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Company or any of its Subsidiaries or other forms of Confidential Information which you may then possess or have under your control, as well as any all property of the Company or any of its Subsidiaries in your possession or control.

23.Intellectual Property, Inventions and Patents.  You acknowledge that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by you (whether alone or jointly with others) while employed by the Company or any of its Subsidiaries, whether before or after the date of this Agreement ("Work Product"), belong to the Company and its Subsidiaries.  You shall promptly disclose such Work Product to the Company and, at the Company's or its Subsidiaries' expense, perform all actions reasonably requested by the Company (whether during or after the term of your employment with the Company and its Subsidiaries) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).  Any copyrightable work falling within the definition of Work Product shall be deemed a "work made for hire" under the applicable copyright laws to the maximum extent permitted under applicable copyright law, and ownership of all rights therein shall vest in the Company and its Subsidiaries.  To the extent that any Work Product cannot be deemed to be a "work made for hire" under applicable copyright law, you hereby assign and

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agree to assign to the Company or one of its Subsidiaries all right, title and interest, including without limitation, the intellectual property rights that you may have in and to such Work Product.

24.Non‑Exclusive Remedy for Restrictive Covenants.  You acknowledge and agree that the covenants set forth in Sections 21, 22 and 23 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's and its Subsidiaries business interests, that irreparable injury will result to the Company and its Subsidiaries if you breach any of the terms of the Restrictive Covenants, and that in the event of your actual or threatened breach or non‑performance of any of the Restrictive Covenants, the Company and its Subsidiaries will have no adequate remedy at law.  You accordingly agree that in the event of any actual or threatened breach or non‑performance by you of any of the Restrictive Covenants, the Company and its Subsidiaries shall be entitled to injunctive and other equitable relief from any court of competent jurisdiction, without the necessity of showing actual monetary damages or the posting of a bond or other security.  Nothing contained herein shall be construed as prohibiting the Company or any of its Subsidiaries from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.  These provisions and covenants are in addition to, and not in lieu of, any other restrictive provisions and covenants in favor of the Company or its Subsidiaries by which you are otherwise bound.

25.Remedies.  The parties hereto (and the Investor as a third‑party beneficiary) shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including attorney's fees) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event any provision of this Agreement is terminated, such termination shall not relieve any party from liability for its prior breach of this Agreement or for failure by it to perform its obligations hereunder or any obligation required or requested to be performed following the consummation of an Approved Sale arising from such Approved Sale.

26.Amendment and Modification.  The provisions of this Agreement may be amended and modified pursuant to Section 7.8(a) of the Plan.

27.Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by you, the Company, the Investor and their respective successors and assigns (including subsequent holders of Option Shares); provided that your rights and obligations under this Agreement shall not be assignable without the prior written consent of the Company and the Investor, except that transferees of any Option Shares shall obtain such Option Shares subject to the limitations and restrictions contained in this Agreement.

28.Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

29.Counterparts.  This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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30.Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

31.Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

32.Adjustments of Numbers.  All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

33.Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, electronically mailed or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.  Such notices, demands and other communications shall be sent to you and to the Company and the Investor at the addresses indicated below:

If to the Optionee:

At the most recent home address and email contact information provided to the Company in its Human Resources records

If to the Company:

Paymentus Holdings, Inc.

18390 NE 68th St.

Redmond, WA 98052

Attention: Dushyant Sharma

Email: dsharma@paymentus.com

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:

Email:

If to the Investor:

Accel-KKR Capital Partners III, LP

c/o Accel-KKR Company LLC

2500 Sand Hill Road, Suite 300

Menlo Park, CA 94025

Attention:

Email:

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with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:

Email:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

34.Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

35.Third-Party Beneficiary.  The Company and you acknowledge that the Investor is third-party beneficiary under this Agreement.

36.No Other Representations.  You have undertaken such investigation and have been provided with and have evaluated such documents and information as you deem necessary to enable you to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the exercise by you of all or any part of your Option after the date hereof (including, without limitation, opportunity to consult with independent counsel with respect thereto), and you agree, except as expressly set forth in this Agreement, to accept your Option based upon your own determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Company or any of its Subsidiaries.  Without limiting the generality of the foregoing, except as otherwise set forth herein, you acknowledge that the Company and its Subsidiaries make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or provided to you of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the current or future business and operations of the Company and its Subsidiaries or (ii) any other information or documents provided to you or, if applicable, your counsel or any other advisors with respect to the Company and its Subsidiaries.  By accepting your Option and, upon the exercise thereof, any Option Shares, you acknowledge that neither the Company nor any of its affiliates is giving any tax advice to you and you are fully responsible for all tax consequences arising out of the grant and issuance of your Option, the exercise thereof, and the ownership of Option Shares issued thereon.

*     *     *     *     *

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Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,
Paymentus Holdings, Inc.

By:
Name:
Title:

Enclosures:(1)Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of

Name:«Full_Name»

Signature page to Option Grant Agreement